Exhibit 99.1

Quest Diagnostics Reports First Quarter 2026 Financial Results;
Raises Revenue and EPS Guidance for Full Year 2026

•First quarter revenues of $2.90 billion, up 9.2% from 2025, with 9.0% organic revenue growth
•First quarter reported diluted earnings per share ("EPS") of $2.24, up 15.5% from 2025; and adjusted diluted EPS of $2.50, up 13.1% from 2025
•Full year 2026 reported diluted EPS now expected to be between $9.58 and $9.78; and adjusted diluted EPS is expected to be between $10.63 and $10.83

SECAUCUS, N.J., April 21, 2026 - Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, today announced financial results for the first quarter ended March 31, 2026.

“Our more than 9% revenue growth, almost entirely organic, and approximately 13% adjusted diluted earnings per share growth reflect our team’s disciplined execution of our strategy to deliver innovative diagnostic solutions for our customers’ evolving needs,” said Jim Davis, Chairman, CEO and President. “We are raising our revenue and EPS guidance for the year, given our robust first quarter performance and continued strategic focus.”

Recent Highlights:

Serving Clinicians and Health Systems
•Continued to advance our Co-Lab Solutions implementation and joint venture laboratory with Corewell Health, a leading health system in Michigan.
•Scaled our lab and water purity testing solutions for several dialysis clinics and hospitals, extending our reach beyond dialysis clinics owned by Fresenius Medical Care in the United States.

Serving Consumers
•Grew revenues robustly across the consumer channel through our questhealth.com platform and collaborations with top consumer health companies.

Delivering Diagnostic Innovations
•Generated double-digit revenue growth in several areas of Advanced Diagnostics, including for our Quest AD-Detect® blood tests for Alzheimer’s disease and in several clinical areas of advanced cardiometabolic and endocrine disease.
•Formed a research collaboration with City of Hope to study the use of Haystack MRD® as an aid in cancer monitoring and treatment decisions for four solid tumor cancers at 14 U.S. sites.

Driving Operational Excellence
•Launched our AI Companion tool to help patients better understand their lab test reports. Patients have engaged Quest AI Companion approximately 350,000 times since we rolled it out to users of our myQuest patient app earlier this quarter.
•Advanced our planning and design work for Project Nova, our multi-year initiative to transform our order-to-cash processes and systems, with plans to implement our first wave of solutions in the fall of 2027.

	Three Months Ended March 31,
	2026	2025	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,895	$2,652	9.2%
Diagnostic Information Services revenues	$2,832	$2,589	9.4%
Revenue per requisition			(1.3)%
Requisition volume			10.9%
Organic requisition volume			10.8%
Operating income (a)	$399	$346	15.5%
Operating income as a percentage of net revenues (a)	13.8%	13.0%	0.8%
Net income attributable to Quest Diagnostics (a)	$252	$220	14.4%
Diluted EPS (a)	$2.24	$1.94	15.5%
Cash provided by operations	$278	$314	(11.6)%
Capital expenditures	$114	$117	(1.8)%

Adjusted (a):
Operating income	$447	$406	10.0%
Operating income as a percentage of net revenues	15.4%	15.3%	0.1%
Net income attributable to Quest Diagnostics	$281	$251	12.1%
Diluted EPS	$2.50	$2.21	13.1%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2026

The company updates its full year 2026 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$11.78 billion	$11.90 billion	$11.70 billion	$11.82 billion
Net revenues increase	6.8%	7.8%	6.0%	7.1%
Reported diluted EPS	$9.58	$9.78	$9.45	$9.65
Adjusted diluted EPS	$10.63	$10.83	$10.50	$10.70
Cash provided by operations	Approximately $1.75 billion		Approximately $1.75 billion
Capital expenditures	Approximately $550 million		Approximately $550 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today. The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on April 21, 2026 until midnight Eastern Time on May 5, 2026, by phone at 866-388-5361 for domestic callers or 203-369-0416 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across healthcare to create a healthier world, one life at a time. We help connect people, from clinicians to consumers, with laboratory insights that illuminate a path to better health. With a focus on delivering smarter, simpler testing, our insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics serves half the physicians and hospitals in the United States and one in three adult Americans each year, and our nearly 57,000 employees work together to deliver diagnostic insights that inspire actions to transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, uncertain and volatile economic conditions, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government policies, including related to trade, and regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Wendy Bost, Quest Diagnostics (Media): 973-520-2800, Daniel Haemmerle, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2026 and 2025
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenues	$2,895	$2,652

Operating costs and expenses and other operating income:
Cost of services	1,953	1,789
Selling, general and administrative	504	476
Amortization of intangible assets	37	39
Other operating expense, net	2	2
Total operating costs and expenses, net	2,496	2,306

Operating income	399	346

Other income (expense):
Interest expense, net	(63)	(67)
Other expense, net	(2)	(3)
Total non-operating expense, net	(65)	(70)

Income before income taxes and equity in earnings of equity method investees	334	276
Income tax expense	(74)	(59)
Equity in earnings of equity method investees, net of taxes	4	18
Net income	264	235
Less: Net income attributable to noncontrolling interests	12	15
Net income attributable to Quest Diagnostics	$252	$220

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$2.27	$1.97

Diluted	$2.24	$1.94

Weighted average common shares outstanding:
Basic	110	111

Diluted	112	113

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2026 and December 31, 2025
(in millions, except per share data)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$393	$420
Accounts receivable, net	1,587	1,408
Inventories	225	189
Prepaid expenses and other current assets	361	361
Total current assets	2,566	2,378
Property, plant and equipment, net	2,189	2,203
Operating lease right-of-use assets	691	657
Goodwill	9,120	8,945
Intangible assets, net	1,717	1,636
Investments in equity method investees	134	136
Other assets	256	270
Total assets	$16,673	$16,225

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,500	$1,600
Current portion of long-term debt	503	504
Current portion of long-term operating lease liabilities	174	174
Total current liabilities	2,177	2,278
Long-term debt	5,155	5,167
Long-term operating lease liabilities	574	537
Other liabilities	1,022	957
Redeemable noncontrolling interest	79	80
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both March 31, 2026 and December 31, 2025; 162 shares issued as of both March 31, 2026 and December 31, 2025	2	2
Additional paid-in capital	2,347	2,381
Retained earnings	10,151	9,994
Accumulated other comprehensive loss	(43)	(27)
Treasury stock, at cost; 51 shares and 52 shares as of March 31, 2026 and December 31, 2025, respectively	(5,091)	(5,180)
Total Quest Diagnostics stockholders’ equity	7,366	7,170
Noncontrolling interests	300	36
Total stockholders’ equity	7,666	7,206
Total liabilities and stockholders’ equity	$16,673	$16,225

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2026 and 2025
(in millions)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$264	$235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	147	140
Provision for credit losses	1	1
Deferred income tax expense	48	7
Stock-based compensation expense	20	22
Other, net	8	(1)
Changes in operating assets and liabilities:
Accounts receivable	(180)	(101)
Accounts payable and accrued expenses	(12)	(53)
Income taxes payable	13	15
Other assets and liabilities, net	(31)	49
Net cash provided by operating activities	278	314

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(38)	—
Capital expenditures	(114)	(117)
Other investing activities, net	—	2
Net cash used in investing activities	(152)	(115)

Cash flows from financing activities:
Proceeds from borrowings	—	215
Repayments of debt	(1)	(600)
Exercise of stock options	65	29
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(37)	(42)
Dividends paid	(88)	(84)
Distributions to noncontrolling interest partners	(7)	(18)
Other financing activities, net	(84)	(61)
Net cash used in financing activities	(152)	(561)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1)	1

Net change in cash and cash equivalents and restricted cash	(27)	(361)
Cash and cash equivalents and restricted cash, beginning of period	420	549
Cash and cash equivalents and restricted cash, end of period	$393	$188

Cash paid during the period for:
Interest	$22	$32
Income taxes	$8	$4

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2026	2025
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$252	$220
Less: earnings allocated to participating securities	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$251	$219

Weighted average common shares outstanding - basic	110	111
Effect of dilutive securities:
Stock options and performance share units	2	2
Weighted average common shares outstanding - diluted	112	113

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.27	$1.97
Diluted	$2.24	$1.94

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended March 31, 2026
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$399	13.8%	$(74)	$4	$252	$2.24
Restructuring and integration charges (a)	7	0.2	(2)	—	5	0.04
Other charges (b)	4	0.1	(1)	—	3	0.03
Gains and losses on investments (c)	—	—	(2)	7	5	0.05
Amortization expense	37	1.3	(9)	—	28	0.25
ETB	—	—	(12)	—	(12)	(0.11)
As adjusted	$447	15.4%	$(100)	$11	$281	$2.50

	Three Months Ended March 31, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$346	13.0%	$(59)	$18	$220	$1.94
Restructuring and integration charges (a)	19	0.7	(5)	—	14	0.13
Other charges (b)	2	0.1	—	—	2	0.02
Other gains (d)	—	—	2	(8)	(6)	(0.06)
Amortization expense	39	1.5	(9)	—	30	0.26
ETB	—	—	(9)	—	(9)	(0.08)
As adjusted	$406	15.3%	$(80)	$10	$251	$2.21

(a)For both the three months ended March 31, 2026 and 2025, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended March 31,
	2026	2025
	(dollars in millions)
Cost of services	$1	$6
Selling, general and administrative	6	13
Operating income	$7	$19

(b)For both the three months ended March 31, 2026 and 2025, the pre-tax impact primarily represents a loss associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions, recorded in other operating expense, net.

(c)For the three months ended March 31, 2026, the pre-tax impact represents losses associated with changes in the carrying value of our strategic investments, principally recorded in equity in earnings of equity method investees, net of taxes.

(d)The three months ended March 31, 2025 includes pre-tax gains of $8 million, recorded in equity in earnings of equity method investees, net of taxes, principally consisting of a non-recurring gain related to a lease.

(e)For restructuring and integration charges, other gains/charges, gains and losses on investments, and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2026 and 2025. No income tax impact was recorded on losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions.

3)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2026 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2026. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2026 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$9.58	$9.78
Restructuring and integration charges (a)	0.10	0.10
Amortization expense (b)	0.99	0.99
Other charges (c)	0.10	0.10
Gains and losses on investments (d)	0.05	0.05
ETB	(0.19)	(0.19)
Adjusted diluted EPS	$10.63	$10.83

(a)Represents estimated pre-tax charges of $16 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $149 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Principally represents estimated pre-tax net losses of $10 million associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. Such estimate is subject to the risks and uncertainties discussed in the "Forward Looking Statements" section above. No income tax benefits are recorded on the changes associated with the contingent consideration accrual.

(d)Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.